EXHIBIT 8.1

[LETTERHEAD OF CLEARY GOTTLIEB STEEN & HAMILTON LLP]

Writer’s Direct Dial: (212) 225-2440
E-Mail: jpeaslee@cgsh.com

June 20, 2007

Holmes Funding Limited Abbey National House 2 Triton Square Regent’s Place London NW1 3AN England

Re:  Holmes Funding Limited

Ladies and Gentlemen:

We have acted as U.S. tax counsel to Holmes Funding Limited, a private limited company incorporated in England and Wales, in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (No. 333-139944) relating to the registration of class A notes, class B notes, class M notes and class C notes.  Such registration statement, as amended when it became effective, including the information deemed to be a part thereof as of such time pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), but excluding the appendices and exhibits thereto, is herein called the “Registration Statement”, and the related prospectus, as first filed with the Commission pursuant to Rule 424(b) under the Securities Act, but excluding the appendices thereto, is herein called the “Prospectus.”  As U.S. tax counsel, we have participated in the preparation of the discussions set forth under the captions “Summary of prospectus—United States tax status” and “United States taxation” (the “Discussions”) in the Prospectus.  Capitalized terms used and not otherwise defined herein are used as defined in the Prospectus.

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Holmes Funding Limited

We hereby confirm that the opinions set forth in the Discussions represent our opinions as to the matters of law covered by them and consent to the filing of this opinion as an exhibit on Form 8-K dated the date hereof.

We are aware that we are referred to in the Discussions and under the heading “Legal matters” in the Prospectus, and we hereby consent to the references to us in those sections without thereby admitting that we are “experts” under the Securities Act or the rules and regulations of the Commission thereunder for purposes of any part of the Registration Statement.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:  /S/ JAMES M. PEASLEE

        James M. Peaslee, a Partner